SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             February 28, 2004

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                          (913) 624-3000

(Former name or former address, if changed since last report)

P. O. Box 7997, Shawnee Mission, Kansas 66207-0997

(Mailing address of principal executive offices)

Item 5. Other Events

On February 28, 2004, the board of directors of the registrant (“Sprint”) approved the recombination of the PCS common stock and the FON common stock. Each share of PCS common stock will be converted into .50 shares of FON common stock, effective at 12:01 a.m. Central Daylight Time, on April 23, 2004. A shareholder notice, describing the terms of and background for the recombination, is being delivered to each holder of PCS common stock, each holder of FON common stock, and each holder of securities convertible into or exchangeable or exercisable for PCS common stock, at such holder’s address as it appears on Sprint’s transfer books. The notice is filed as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibits
99	Notice describing terms of and background for the recombination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPRINT CORPORATION

By:	/s/ Michael T. Hyde
Michael T. Hyde, Assistant Secretary

Date: February 29, 2004

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